Exhibit 107

Calculation of Filing Fee Tables

FORM F-3

REGISTRATION STATEMENT

(Form Type)

GREENFIRE RESOURCES LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Common Shares (2)	Rule 457(c) and 457(f)	40,918,062		(5)		(5)		(5)
Fees to Be Paid	Equity	Company Warrants (3)	Rule 457(c), 457(f) and 457(i)	5,625,456	—		—		—
Fees to Be Paid	Equity	Common Shares issuable upon exercise of Company Warrants (4)	Rule 457(i)	5,625,456		(5)		(5)		(5)

		Total Offering Amounts					$344,747,654.86	(5)			$50,884.75
		Total Fees Previously Paid									$0.00
		Total Fee Offsets									$50,884.75
		Net Fee Due									$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Registrant	F-1	333-275129	October 23, 2023		$50,884.75	(5)	Equity	Common Shares	51,237,005	(6)	$344,747,654.86
Fee Offset Sources	Registrant	F-1	333-275129		October 23, 2023								$47,796.43
	Registrant	Pre-Effective F-1/A	333-275129		January 19, 2024								$3,088.32

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Represents common shares (“Common Shares”) in the authorized share capital of the registrant, Greenfire Resources Ltd., an Alberta corporation (the “Company”), registered for resale by the selling securityholders, consisting of up to (i) 4,177,091 Common Shares of certain selling securityholders who participated in a private placement in connection with the business combination (the “Business Combination”) pursuant to the business combination agreement, dated December 14, 2022, as amended on April 21, 2023, June 15, 2023, and September 5, 2023, by and between M3-Brigade Acquisition III Corp., a Delaware corporation (“MBSC”), Greenfire Resources Inc. (“Greenfire”), the Company and the other parties thereto; (ii) 4,250,000 Common Shares of M3-Brigade Sponsor III LP, a Delaware limited partnership (“MBSC Sponsor”) and its transferees issued pursuant to the Business Combination in exchange for their class B common shares of MBSC, and (iii) 37,184,458 Common Shares of certain former securityholders of Greenfire (the “Greenfire Holders”), in each case that remain unsold through the date hereof. Common share purchase rights are not currently separable from the common shares and are not currently exercisable. The value attributable to the common share purchase rights, if any, will be reflected in the market price of the common shares.

(3)

Represents (i) 3,098,789 warrants to purchase Common Shares at an exercise price of $11.50 per share (“Company Warrants”) of the Greenfire Holders and (ii) 2,526,667 Company Warrants of MBSC Sponsor (collectively, the “Resale Warrants”).

(4)	Represents Common Shares issuable upon exercise of the Resale Warrants.

(5)

This registration statement registers (i) 40,918,062 Common Shares, (ii) 5,625,456 Company Warrants, and (iii) 5,625,456 Common Shares issuable upon the exercise of those Company Warrants. This registration statement was initially filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2023 as a Registration Statement on Form F-1 (File No. 333-275129) (as amended, the “Prior Registration Statement”) registering (x) 44,863,226 Common Shares, (y) 5,414,906 Company Warrants, and (z) 5,414,906 Common Shares issuable upon the exercise of those Company Warrants, at which time a filing fee of $47,796.43, computed in accordance with Rule 457 under the Securities Act, was paid. That Form F-1 was subsequently by Amendment No. 2, filed on January 19, 2024, to, among other things, register a total of (x) 45,611,549 Common Shares, (y) 5,625,456 Company Warrants, and (z) 5,625,456 Common Shares issuable upon the exercise of those Company Warrants, at which time an additional filing fee of $3,088.32, computed in accordance with Rule 457 under the Securities Act, was paid. The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.

(6)	Amount excludes 5,414,906 Company Warrants that were registered but not sold on the Prior Registration Statement because, in accordance with Rule 457(g), the entire registration fee for the Company Warrants was allocated to the Common Shares underlying the Company Warrants, and no separate fee was payable for the Company Warrants.